For the period ended 07/31/2001                                       All Series
File No. 811-2429

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive Proxy Statement used in connection with USAA Mutual Fund, Inc.,
Special Meeting of Shareholders on July 20, 2001 was filed with the Securities and Exchange Commission on May 25, 2001 and is hereby incorporated by reference.

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The following proposals and voting results pertain to USAA Mutual Fund, Inc.
(the Company). Shareholders of record on May 25, 2001 were entitled to vote on the proposals shown below. Proposals 2B through 2E do not pertain to all series. Votes shown for proposal 1 are for all series of the Company. Votes shown for proposals 2A through 2E and proposal 4 are for each individual series. The shareholders approved all proposals.

PROPOSAL 1
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         Proposal to elect Directors as follows:

         DIRECTORS                          VOTES FOR             VOTES WITHHELD
         Robert G. Davis                    2,715,058,284         40,108,336
         Christopher W. Claus               2,715,058,925         40,107,695
         David G. Peebles                   2,715,058,926         40,107,694
         Michael F. Reimherr                2,715,058,891         40,107,729
         Richard A. Zucker                  2,715,058,603         40,108,017
         Barbara B. Dreeben                 2,715,058,252         40,108,368
         Robert L. Mason, Ph.D.             2,715,058,603         40,108,017
         Laura T. Starks, Ph.D.             2,715,058,582         40,108,038

PROPOSAL 2A
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         Proposal to approve the elimination of the investment restriction regarding investments in a single issuer.

                             NUMBER OF SHARES VOTING

                                                    FOR            AGAINST         ABSTAIN     BROKER NONVOTE
         USAA Aggressive Growth Fund             25,358,591       1,441,912          394,067       196,646
         USAA Capital Growth Fund                 2,723,305          61,223           49,896
         USAA First Start Growth Fund            10,145,804         325,149          205,848         5,859
         USAA Growth & Income Fund               38,759,896       2,012,968          588,302       105,164
         USAA Growth Fund                        52,716,296       3,066,782          806,842       220,688
         USAA High-Yield Opportunities Fund       3,986,273         149,477           13,528
         USAA Income Fund                        83,212,582       4,744,876        1,168,729       521,956
         USAA Income Stock Fund                  74,681,203       4,562,315        1,064,591       479,922
         USAA Intermediate-Term Bond Fund         8,736,095         321,586          162,519        43,840
         USAA Money Market Fund               2,045,633,467     147,349,829       42,879,363       537,245
         USAA Science & Technology Fund          22,901,074       1,093,736          343,747        41,433
         USAA Small Cap Stock Fund                5,807,317         154,073           75,960         1,945
         USAA Short-Term Bond Fund               25,019,020       1,985,791          354,854        79,060

PROPOSAL 2B
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         Proposal to approve the elimination of the investment restriction regarding the purchase of securities of other investment companies.

                             NUMBER OF SHARES VOTING

                                               FOR            AGAINST          ABSTAIN     BROKER NONVOTE
         USAA Aggressive Growth Fund         25,602,188       1,232,880          359,501       196,647
         USAA Growth & Income Fund           39,161,264       1,675,594          524,308       105,164
         USAA Growth Fund                    53,367,337       2,502,893          719,691       220,687
         USAA Income Fund                    83,566,007       4,549,725        1,010,455       521,956
         USAA Income Stock Fund              75,285,606       4,119,180          903,323       479,922
         USAA Money Market Fund           2,072,289,736     127,248,444       36,324,480       537,244
         USAA Short-Term Bond Fund           25,226,376       1,823,505          309,784        79,060

PROPOSAL 2C
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         Proposal to approve the amendment of the investment restriction regarding the issuance of senior securities.

                             NUMBER OF SHARES VOTING

                                                 FOR            AGAINST          ABSTAIN     BROKER NONVOTE
         USAA Aggressive Growth Fund           25,223,689       1,515,404          455,476       196,647
         USAA Growth & Income Fund             38,639,975       2,071,412          649,779       105,164
         USAA Growth Fund                      52,350,977       3,356,190          882,754       220,687
         USAA Income Fund                      82,674,357       5,256,327        1,195,501       521,958
         USAA Income Stock Fund                74,201,654       5,004,288        1,102,167       479,922
         USAA Money Market Fund             2,040,558,863     148,475,579       46,828,218       537,244
         USAA Short-Term Bond Fund             25,049,764       1,923,064          386,834        79,062

PROPOSAL 2D
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         Proposal to approve the amendment of the investment restriction regarding the purchase or sale of commodities.

                             NUMBER OF SHARES VOTING

                                                  FOR           AGAINST          ABSTAIN      BROKER NONVOTE
         USAA Aggressive Growth Fund           24,828,475       1,974,603          391,491       196,647
         USAA Growth & Income Fund             37,907,366       2,896,155          557,645       105,164
         USAA Growth Fund                      51,108,785       4,816,654          664,481       220,688
         USAA Income Fund                      80,405,355       7,643,509        1,077,322       521,957
         USAA Income Stock Fund                72,226,700       7,044,408        1,037,000       479,923
         USAA Money Market Fund             1,983,205,073     218,255,084       34,402,502       537,245
         USAA Short-Term Bond Fund             24,503,708       2,513,058          342,897        79,062

PROPOSAL 2E
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         Proposal to approve the amendment of the investment restriction regarding the purchase or sale of real estate.

                             NUMBER OF SHARES VOTING

                                                 FOR            AGAINST          ABSTAIN     BROKER NONVOTE
         USAA Aggressive Growth Fund           25,322,269       1,519,285          353,015       196,647
         USAA Growth & Income Fund             38,621,299       2,222,711          517,156       105,164
         USAA Growth Fund                      52,511,470       3,365,363          713,087       220,688
         USAA Income Fund                      82,556,972       5,499,738        1,069,476       521,957
         USAA Income Stock Fund                74,557,742       4,779,878          970,488       479,923
         USAA Money Market Fund             2,030,794,756     169,770,055       35,297,849       537,244
         USAA Short-Term Bond Fund             24,943,391       2,082,803          333,470        79,061

PROPOSAL 4
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         Proposal to approve a new advisory agreement with USAA Investment
         Management Company.

                             NUMBER OF SHARES VOTING

                                                   FOR              AGAINST         ABSTAIN    BROKER NONVOTE
         USAA Aggressive Growth Fund             25,661,451        1,154,784         378,334       196,647
         USAA Capital Growth Fund                 2,724,095           86,506          23,823
         USAA First Start Growth Fund            10,293,052          244,315         139,434         5,859
         USAA Growth & Income Fund               39,710,888        1,111,041         539,236       105,165
         USAA Growth Fund                        54,015,158        1,849,392         725,371       220,687
         USAA High-Yield Opportunities Fund       3,960,146          173,388          15,744
         USAA Income Fund                        84,628,050        3,313,526       1,184,610       521,957
         USAA Income Stock Fund                  76,272,099        3,002,883       1,033,127       479,922
         USAA Intermediate-Term Bond Fund         8,996,175          139,478          84,547        43,840
         USAA Money Market Fund               2,101,267,625       92,067,289      42,527,746       537,244
         USAA Science & Technology Fund          23,284,454          776,650         277,453        41,433
         USAA Small Cap Stock Fund                5,826,399          125,486          85,464         1,946
         USAA Short-Term Bond Fund               25,242,832        1,861,532         255,301        79,060